EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63017, 333-55002, 333-70218, 333-100885, 333-120955, 333-134973 and 333-139819) and in the Registration Statement on Form S-3 (No. 333-148527) of Northwest Natural Gas Company of our report dated February 26, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
February 26, 2010